Exhibit 23.1



                     CONSENT OF INDEPENDENT AUDITORS

            We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Autoliv, Inc. 1997 Stock Incentive Plan of our report dated November 4, 1996, with respect to the combined financial statements of Automotive Safety Products, an operating group of Morton International, Inc., as of June 30, 1996 and 1995 and for each of the three years in the period ended June 30, 1996, included in the Registration Statement (Form S-4) of Autoliv, Inc. filed with the Securities and Exchange Commission.



                                    /S/ ERNST & YOUNG LLP
                                    ERNST & YOUNG LLP

Chicago, Illinois
April 29, 1997